Exhibit 99.1

FOR IMMEDIATE RELEASE

Sleep Number Announces First Quarter 2025 Results

Management Implements New Organizational Structure, Driving Company-Wide Efficiency, Including Marketing, Research and Development and General and Administrative Costs

New Structure Aims to Improve Cash Generation and Shareholder Value

•Net sales in the first quarter of $393 million, down 16% compared with the first quarter of 2024
•Gross profit margin of 61.2%, up 250 basis points versus the prior year
•Reduced first quarter operating expenses by $23 million year-over-year, before restructuring and other non-recurring costs
•Reported first quarter net loss of $8.6 million, compared with a net loss of $7.5 million for the same period last year
•Delivered first quarter adjusted EBITDA of $22 million, down 41% versus the same period last year
•Introduced new organizational structure and accelerated cost saving initiatives in the second quarter of 2025 with expected annualized operating expense reductions of $80 to $100 million before restructuring costs from the cost structure versus first quarter of 2025

MINNEAPOLIS – (April 30, 2025) – Sleep Number Corporation (Nasdaq: SNBR) today reported results for the quarter ended March 29, 2025.

Linda Findley, President and CEO, commented, “We are laser focused on delivering strong returns for shareholders and are taking a different approach to the Sleep Number business. I see a way to run our business on a lower cost basis without compromising our topline. We are fundamentally changing how we operate. We implemented an organizational redesign, including changes to our leadership team, to simplify decision making and bring us closer to the customer. With that change, we reduced corporate management roles by 21%. In addition, we are reshaping key functions within the company, including marketing and research and development, to further drive efficiency. Since I joined three weeks ago, our efforts have reduced second quarter operating expenses by approximately 10% of our current cost structure, as of the first quarter of 2025."

“Sleep Number is truly differentiated and no one else does what we do. With the organizational changes implemented, we are now focused on building a strategy for growth with our customers at the center. I joined Sleep Number because I believe strongly in the company’s long-term potential, and I am confident that we can change our trajectory to drive sustainable growth and profitability.”

Financial Highlights (all comparisons year-over-year unless otherwise noted)

•Net sales of $393 million were down 16%, driven by lower volume and a reduced store count.
•Gross profit was $241 million, a decrease of $36 million. Gross profit margin increased 250 basis points to 61.2%, driven by the company’s ongoing efforts to reduce material input cost and efficiency gains in its home delivery and logistics operations, along with a more favorable product mix.
•Operating expenses were $237 million before restructuring and other non-recurring costs, a decrease of $23 million, or 9%, primarily driven by lower marketing and selling expenses.

Sleep Number Announces First-Quarter 2025 Results - Page 2 of 10
•Net loss was $8.6 million, or $0.38 per diluted share, down $1.2 million, driven primarily by lower net sales, partially offset by higher gross profit margin and lower operating expenses.
•Adjusted EBITDA was $22 million, down 41%, driven by a decline in net sales and associated loss of fixed cost leverage, partially offset by an improved gross margin rate and lower operating expenses. Adjusted EBITDA margin declined 230 basis points to 5.6%.

Cash Flows, Liquidity and Balance Sheet Highlights (all comparisons year-over-year unless otherwise noted)

•Net cash used in operating activities was $2.6 million for the quarter, down $36 million.
•Free cash flow was a use of $7.2 million for the quarter, down $32 million.
•The company's leverage ratio was 4.46x EBITDAR on a trailing 12-month basis at the end of the quarter versus the covenant maximum of 4.75x.

Company’s Organizational Changes

In a separate press release today, the company announced a series of changes to its Executive Leadership Team reporting to Findley as part of an organizational redesign. The redesign also included broader changes across senior level roles. By consolidating overlapping capabilities and eliminating overspecialized roles, the company is now a more streamlined organization that the company believes will drive efficiency, increase accountability and accelerate decision-making to strengthen performance within a range of economic environments. With this change, Sleep Number reduced corporate management roles by 21%. With new leadership in place, the company anticipates further streamlining under each new function over the coming weeks.

The company has also taken aggressive, strategic actions to reduce expenses without compromising its topline, including marketing and research and development investments, through a sharper focus on near- and intermediate-term customer value. These actions are anticipated to reduce the company’s cost structure by $80 to $100 million before restructuring costs on an annualized basis as compared to the first quarter of 2025. Approximately 35% of these costs are fixed, including research and development and general and administrative costs; 50% are structural changes to the company's marketing model for more efficiency; and 15% are volume-driven.

Financial Outlook

Given the recent leadership transition, changes being implemented within the business, and the rapidly evolving macroeconomic environment, the company will not be providing a 2025 outlook at this time. The company will continue to reassess its ability to provide such guidance as the new leadership team evaluates the company’s strategy and the macroeconomic and consumer demand environment.

Conference Call Information

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation

Sleep Number is a sleep wellness company. We are guided by our purpose to improve the health and wellbeing of society through higher quality sleep; to date, our innovations have improved nearly 16 million lives. Our sleep wellness platform helps solve sleep problems, whether it’s providing individualized temperature

Sleep Number Announces First-Quarter 2025 Results - Page 3 of 10
control for each sleeper through our Climate360® smart bed or applying our 33 billion hours of longitudinal sleep data and expertise to research with global institutions.

Our smart bed ecosystem drives best-in-class engagement through dynamic, adjustable, and effortless sleep with personalized sleep and health insights; our millions of Smart Sleepers are loyal brand advocates. And our 3,600 mission-driven team members passionately innovate to drive value creation through our vertically integrated business model, including our exclusive direct-to-consumer selling in nearly 640 stores and online.

To learn more about life-changing, individualized sleep, visit a Sleep Number® store near you, our newsroom and investor relations sites, or SleepNumber.com.

Forward-looking Statements

Statements used in this news release relating to future plans, events, financial results or performance, such as the statements that: the new organizational structure and accelerated cost saving initiatives introduced in the second quarter of 2025 have expected annualized operating expense reductions of $80 to $100 million before restructuring costs from the cost structure as compared to the first quarter of 2025 with approximately 35% of these costs being fixed, 50% being structural changes and 15% being volume-driven; the company has plans to run the business on a lower cost basis without compromising the topline; the company is fundamentally changing how it operates; the organizational redesign will simplify decision making, bring the company closer to the consumer, drive efficiency, increase accountability and accelerate decision-making to strengthen performance within a range of economic environments; the company can change its trajectory to drive sustainable growth and profitability; the company anticipates further streamlining under each new organizational function over the coming weeks; and future plans to issue financial guidance are forward-looking statements subject to certain risks and uncertainties which could cause the company’s results to differ materially. The most important risks and uncertainties are described in the company’s filings with the Securities and Exchange Commission, including in Item 1A of the company’s Annual Report on Form 10-K and other periodic reports. Forward-looking statements speak only as of the date they are made, and the company does not undertake any obligation to update any forward-looking statement.

Investor Contact: Ryan Smith; investorrelations@sleepnumber.com
Media Contact: Julie Elepano; (414) 732-9840; julie.elepano@sleepnumber.com

Sleep Number Announces First-Quarter 2025 Results - Page 4 of 10

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	March 29, 2025	% of Net Sales	March 30, 2024	% of Net Sales
Net sales	$393,261	100.0%	$470,449	100.0%
Cost of sales	152,726	38.8%	194,275	41.3%
Gross profit	240,535	61.2%	276,174	58.7%
Operating expenses:
Sales and marketing	189,103	48.1%	208,512	44.3%
General and administrative	38,619	9.8%	39,079	8.3%
Research and development	10,903	2.8%	12,441	2.6%
Restructuring costs	60	—%	10,600	2.3%
Total operating expenses	238,685	60.7%	270,632	57.5%
Operating income	1,850	0.5%	5,542	1.2%
Interest expense, net	11,081	2.8%	12,299	2.6%
Loss before income taxes	(9,231)	(2.3%)	(6,757)	(1.4%)
Income tax (benefit) expense	(585)	(0.1%)	725	0.2%
Net loss	$(8,646)	(2.2%)	$(7,482)	(1.6%)

Net loss per share – basic	$(0.38)		$(0.33)

Net loss per share – diluted	$(0.38)		$(0.33)

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	22,706		22,506
Dilutive effect of stock-based awards	—		—
Diluted weighted-average shares outstanding	22,706		22,506

For the three months ended March 29, 2025 and March 30, 2024, potentially dilutive stock-based awards have been excluded from the calculation of diluted weighted-average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Sleep Number Announces First-Quarter 2025 Results - Page 5 of 10
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited – in thousands, except per share amounts)
subject to reclassification

	March 29, 2025	December 28, 2024
Assets
Current assets:
Cash and cash equivalents	$1,691	$1,950
Accounts receivable, net of allowances of $1,112 and $1,113, respectively	14,225	17,516
Inventories	103,876	103,152
Prepaid expenses	17,570	14,568
Other current assets	38,004	44,098
Total current assets	175,366	181,284
Non-current assets:
Property and equipment, net	119,780	129,574
Operating lease right-of-use assets	345,483	356,641
Goodwill and intangible assets, net	66,357	66,412
Deferred income taxes	34,896	33,575
Other non-current assets	94,909	93,324
Total assets	$836,791	$860,810
Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under revolving credit facility	$557,700	$546,600
Accounts payable	114,312	107,619
Customer prepayments	40,357	46,933
Accrued sales returns	16,777	19,092
Compensation and benefits	21,371	31,038
Taxes and withholding	17,430	18,619
Operating lease liabilities	82,614	82,307
Other current liabilities	53,818	55,804
Total current liabilities	904,379	908,012
Non-current liabilities:
Operating lease liabilities	294,295	307,201
Other non-current liabilities	94,961	97,183
Total non-current liabilities	389,256	404,384
Total liabilities	1,293,635	1,312,396
Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 22,660 and 22,388 shares issued and outstanding, respectively	227	224
Additional paid-in capital	30,775	27,390
Accumulated deficit	(487,846)	(479,200)
Total shareholders’ deficit	(456,844)	(451,586)
Total liabilities and shareholders’ deficit	$836,791	$860,810

Sleep Number Announces First-Quarter 2025 Results - Page 6 of 10
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Three Months Ended
	March 29, 2025	March 30, 2024
Cash flows from operating activities:
Net loss	$(8,646)	$(7,482)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	14,836	17,487
Stock-based compensation	3,951	4,117
Net loss on disposals and impairments of assets	17	2,500
Deferred income taxes	(1,321)	(928)
Changes in operating assets and liabilities:
Accounts receivable	3,291	5,026
Inventories	(724)	14,529
Income taxes	736	1,587
Prepaid expenses and other assets	781	5,473
Accounts payable	8,784	(2,765)
Customer prepayments	(6,576)	1,119
Accrued compensation and benefits	(9,686)	30
Other taxes and withholding	(1,925)	(2,060)
Other accruals and liabilities	(6,144)	(4,888)
Net cash (used in) provided by operating activities	(2,626)	33,745

Cash flows from investing activities:
Purchases of property and equipment	(4,599)	(9,308)
Issuance of notes receivable	—	(2,942)
Net cash used in investing activities	(4,599)	(12,250)

Cash flows from financing activities:
Net increase (decrease) in short-term borrowings	9,087	(21,396)
Repurchases of common stock	(563)	(570)
Debt issuance costs	(1,558)	—
Net cash provided by (used in) financing activities	6,966	(21,966)

Net decrease in cash and cash equivalents	(259)	(471)
Cash and cash equivalents, at beginning of period	1,950	2,539
Cash and cash equivalents, at end of period	$1,691	$2,068

Sleep Number Announces First-Quarter 2025 Results - Page 7 of 10
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended
	March 29, 2025	March 30, 2024
Percent of sales:
Retail stores	87.6%	88.2%
Online, phone, chat and other	12.4%	11.8%
Total Company	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	(15%)	(10%)
Online, phone and chat	(12%)	(19%)
Total Retail comparable sales change	(15%)	(11%)
Net opened/closed stores and other	(1%)	0%
Total Company	(16%)	(11%)

Stores open:
Beginning of period	640	672
Opened	2	6
Closed	(5)	(17)
End of period	637	661

Other metrics:
Average sales per store ($ in 000's) [1]	$2,495	$2,786
Average sales per square foot [1]	$807	$903
Stores > $2 million net sales [2]	51%	63%
Stores > $3 million net sales [2]	15%	23%
Average revenue per smart bed unit [3]	$5,992	$5,765

1 Trailing twelve months Total Retail comparable sales per store open at least one year.
2 Trailing twelve months for stores open at least one year (excludes online, phone and chat sales).
3 Represents Total Retail (stores, online, phone and chat) net sales divided by Total Retail smart bed units.

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SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net loss plus: income tax (benefit) expense, interest expense, depreciation and amortization, stock-based compensation, restructuring costs, CEO transition/proxy contest costs, and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing Twelve Months Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Net loss	$(8,646)	$(7,482)	$(21,498)	$(34,234)
Income tax (benefit) expense	(585)	725	(6,472)	(9,107)
Interest expense	11,081	12,299	47,150	45,892
Depreciation and amortization	14,406	17,145	62,240	71,633
Stock-based compensation	3,951	4,117	11,278	14,333
Restructuring costs [1]	60	10,600	7,526	26,328
CEO transition/Proxy contest costs [2]	1,774	—	2,772	—
Asset impairments	—	—	1,220	660
Adjusted EBITDA	$22,041	$37,404	$104,216	$115,505

1 Represents costs related to business restructuring actions initiated in the fourth quarter of fiscal 2023.
2 Represents costs related to CEO transition activities and proxy contest costs of $0.6 million and $1.2 million, respectively, for the three months ended March 29, 2025 and $0.8 million and $2.0 million, respectively, for the trailing twelve months ended March 29, 2025. These costs were both initiated in the fourth quarter of fiscal 2024.

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing Twelve Months Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Net cash (used in) provided by operating activities	$(2,626)	$33,745	$(9,228)	$6,136
Subtract: Purchases of property and equipment	4,599	9,308	18,796	50,808
Free cash flow	$(7,225)	$24,437	$(28,024)	$(44,672)

Note - Our Adjusted EBITDA calculations and Free Cash Flow data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces First-Quarter 2025 Results - Page 9 of 10
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Net Leverage Ratio under Revolving Credit Facility
(in thousands)

	Trailing Twelve Months Ended
	March 29, 2025	March 30, 2024
Borrowings under revolving credit facility	$557,700	$523,500
Outstanding letters of credit	6,847	7,147
Finance lease obligations	221	300
Consolidated funded indebtedness	$564,768	$530,947
Operating lease liabilities [1]	376,909	424,746
Total debt including operating lease liabilities (a)	$941,677	$955,693

Adjusted EBITDA (see above)	$104,216	$115,505
Consolidated rent expense	106,967	112,233
Consolidated EBITDAR (b)	$211,183	$227,738
Net Leverage Ratio under revolving credit facility (a divided by b)	4.5 to 1.0	4.2 to 1.0
1Reflects operating lease liabilities included in our financial statements under ASC 842.

Note - Our Net Leverage Ratio under Revolving Credit Facility, Adjusted EBITDA and EBITDAR calculations are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces First-Quarter 2025 Results - Page 10 of 10
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (Adjusted ROIC)
(in thousands)

Adjusted ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our adjusted invested capital. Management believes Adjusted ROIC is also a useful metric for investors and financial analysts. We compute Adjusted ROIC as outlined below. Our definition and calculation of Adjusted ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile adjusted net operating profit after taxes (Adjusted NOPAT) and total adjusted invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing Twelve Months Ended
	March 29, 2025	March 30, 2024
Adjusted net operating profit after taxes (Adjusted NOPAT)
Operating income	$19,180	$2,550
Add: Operating lease interest [1]	26,098	27,882
Less: Income taxes [2]	(10,022)	(7,479)
Adjusted NOPAT	$35,256	$22,953

Average adjusted invested capital
Total deficit	$(456,844)	$(445,863)
Add: Long-term debt [3]	557,921	523,800
Add: Operating lease liabilities [4]	376,909	424,746
Total adjusted invested capital at end of period	$477,986	$502,683

Average adjusted invested capital [5]	$487,361	$505,498

Adjusted ROIC [6]	7.2%	4.5%

1	Represents the interest expense component of lease expense included in our financial statements under ASC 842, Leases.
2	Reflects annual effective income tax rates, before discrete adjustments, of 22.1% and 24.6% for March 29, 2025 and March 30, 2024, respectively.
3	Long-term debt includes existing finance lease liabilities.
4	Reflects operating lease liabilities included in our financial statements under ASC 842.
5	Average adjusted invested capital represents the average of the last five fiscal quarters' ending adjusted invested capital balances.
6	Adjusted ROIC equals Adjusted NOPAT divided by average adjusted invested capital.

Note - The Company's Adjusted ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.